    As filed with the Securities and Exchange Commission on August 18, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                            Star Gas Partners, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                      5984                 06-1437793
     (State or other      (Primary Standard Industrial  (I.R.S. Employer
      jurisdiction            Classification Code)     Identification No.)
   of incorporation or
      organization)
  2187 Atlantic Street                               Richard F. Ambury, Vice
     P.O. Box 120011                                 President and Treasurer
  Stamford, Connecticut                                   Star Gas LLC
       06912-0011                                     2187 Atlantic Street
     (203) 328-7300                                      P.O. Box 120011
 (Address, including zip                          Stamford, Connecticut 06912-
        code, and                                             0011
    telephone number,                                    (203) 328-7300
 including area code, of                            (Name, address, including
 registrant's principal                                   zip code, and
   executive offices)                              telephone number, including
                                                          area code, of
                                                       agent for service)
                                    Copy to:
                   Phillips Nizer Benjamin Krim & Ballon LLP
                          666 Fifth Avenue, 28th Floor
                            New York, New York 10103
                                 (212) 977-9700
                            Attn: Alan Shapiro, Esq.

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-47295.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed
                                           Proposed     Maximum
                               Amount      Maximum     Aggregate   Amount of
  Title of each Class of       to be    Offering Price  Offering  Registration
Securities to be Registered  Registered  Per Unit(1)    Price(1)      Fee
------------------------------------------------------------------------------
Common Units representing
 limited partner
 interests................    150,000       $16.00     $2,400,000   $668.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ----------------

(1) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Common Units on August 16, 1999, as reported on the New York Stock Exchange.

                         INCORPORATION BY REFERENCE OF
                       REGISTRATION STATEMENT ON FORM S-3
                               File No. 333-47295

   This Registration Statement is filed for the purpose of registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended(File No. 333-47295), declared effective on March 13, 1998 by the Securities and Exchange Commission, and Post-Effective Amendment No. 1 thereto, declared effective on June 24, 1999 by the Commission, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated therein.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on August 18, 1999.

                                          Star Gas Partners, L.P.

                                          By:  STAR GAS LLC, as
                                              General Partner

                                             /s/ Irik P. Sevin
                                          By: ____________________
                                             Irik P. Sevin
                                             Chairman of the Board and
                                             Chief Executive Officer

                               POWER OF ATTORNEY

     Each Person whose signature appears below appoints Irik Sevin, Richard F. Ambury and George Leibowitz and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or world do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Irik P. Sevin            Chairman of the Board and    August 18, 1999
______________________________________  Chief Executive Officer
            Irik P. Sevin               (Principal Executive and
                                        Accounting Officer)

         /s/ George Leibowitz          Chief Financial Officer      August 18, 1999
______________________________________  (Principal Financial
           George Leibowitz             Officer)

         /s/ Audrey L. Sevin           Director                     August 18, 1999
______________________________________
           Audrey L. Sevin

        /s/ William Nicoletti          Director                     August 18, 1999
______________________________________
          William Nicoletti

          /s/ Paul Biddelman           Director                     August 18, 1999
______________________________________
            Paul Biddelman

        /s/ Thomas J. Edelman          Director                     August 18, 1999
______________________________________
          Thomas J. Edelman

         /s/ Wolfgang Traber           Director                     August 18, 1999
______________________________________
           Wolfgang Traber

      /s/ William G. Powers, Jr.       Director                     August 18, 1999
______________________________________
        William G. Powers, Jr.

                               INDEX TO EXHIBITS

 Exhibit Description
 ------- -----------

  5.1 Opinion of Phillips Nizer Benjamin Krim & Ballon LLP as to the validity of the securities being registered.**
 23.1    Consent of KPMG LLP.**
 23.2 Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in their opinion filed as Exhibit 5.1).
         Powers of Attorney (included on the registration Statement Signature
 24.1    Page)**

--------
** Filed herewith.